Exhibit 99.B(m)(7)(i)

AMENDED SCHEDULE A

with respect to

ING PARTNERS, INC.

SHAREHOLDER SERVICING PLAN

SERVICE 2 CLASS SHARES

Portfolios

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason Partners Aggressive Growth Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Strategic Income Portfolio

ING Pioneer High Yield Portfolio

ING PIMCO Total Return Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution 2055 Portfolio

ING Solution Income Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING T.Rowe Price Growth Equity Portfolio

ING T.Rowe Price Mid Cap Growth Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity & Income Portfolio